UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 13, 2025
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices) (Zip Code)

(330) 868-7701
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 13, 2025, the Board of Directors of Consumers Bancorp, Inc. (the “Company”) approved the appointment of David R. Bickerton as a Class I director, effective March 13, 2025. As with all Company directors, Mr. Bickerton was also appointed as a director of the Company’s wholly owned subsidiary, Consumers National Bank (the “Bank”), effective March 13, 2025.

Mr. Bickerton was appointed to serve on the Audit, Asset Liability, and Risk & Technology Committees of the Company’s board of directors. He will be entitled to the customary compensation arrangements for the Bank’s non-employee directors, consisting of (i) a quarterly retainer of $6,250, (ii) a quarterly payment of $3,250 for serving on the Audit, Asset Liability, and the Risk & Technology Committees, and (iii) an equal share of stock units that is equivalent to 40% of the total cash fees earned by the directors in each fiscal year if attendance requirements established by the Compensation Committee of the Company’s board of directors are met.

There are no arrangements or understandings between Mr. Bickerton and any other person pursuant to which he was appointed to serve on Consumers Bancorp, Inc.’s or Consumers National Bank’s Boards. Mr. Bickerton does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. His election is subject to our customary background checks.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: February 18, 2025	By:	/s/ Ralph J. Lober
Ralph J. Lober, II President & Chief
Executive Officer